UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2018
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01 Other Events
Proposed Offering
On July 10, 2018, National Storage Affiliates Trust (the “Company”) filed with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus (the “Preliminary Prospectus”) under its effective shelf registration statement on Form S-3 pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to a proposed public offering of 5,900,000 of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Offering”). The Preliminary Prospectus also contains certain updated disclosure regarding the Company’s business. There can be no assurance that the Company will be able to complete the Offering on the terms described in the Preliminary Prospectus or at all.
Joint Venture Agreement
On July 6, 2018, a wholly owned subsidiary of the Company (the “NSA Member”) entered into a limited liability company agreement (the “JV Agreement”) of NSA HHF JV, LLC (the “Joint Venture”) with an affiliate of Heitman America Real Estate REIT LLC (the “JV Investor” and, together with the NSA Member, the “Members”). The JV Agreement contemplates that the Joint Venture will acquire from Simply Self Storage, a portfolio company of a private real estate fund managed by Brookfield Asset Management, two REITs that own a portfolio of self storage properties (the “Portfolio”) for an aggregate purchase price of approximately $1.325 billion (the “Acquisition”). The Portfolio consists of 112 self storage properties containing approximately 8.7 million rentable square feet, configured in over 68,000 storage units and located across 17 states and Puerto Rico. The terms of the Acquisition are set forth in a separate interest purchase agreement that was originally executed by the JV Investor on May 21, 2018 and was assigned by the JV Investor to the Joint Venture as of July 6, 2018. The closing of the Acquisition by the Joint Venture, which is subject to the satisfaction of a number of closing conditions, is expected during the third quarter of 2018. Following the closing, the Company expects to rebrand the majority of the Portfolio under its iStorage brand, and the Company’s iStorage management platform will operate the properties.
Under the terms of the JV Agreement, the Company has committed approximately $160.8 million to the Joint Venture in exchange for a 25% ownership interest. The JV Investor has committed approximately $482.3 million to the Joint Venture in exchange for a 75% ownership interest. These capital commitments include each Member's pro rata share of $6.0 million in estimated capital expenditures and $19.0 million in estimated transaction expenses. In addition, the Company has committed an additional $64.0 million capital contribution to the Joint Venture to acquire the six self storage properties in the Portfolio located in Puerto Rico and a single self storage property in the Portfolio located in Ohio (the "Distribution Properties"), which will be distributed by the Joint Venture to the Company immediately following the closing of the Acquisition in redemption of the interest associated with such additional capital contribution. The Company does not consider the six self storage properties in the Portfolio located in Puerto Rico to be in one of its core markets and, therefore, the Company may seek to opportunistically dispose of these properties following the Acquisition. The Joint Venture has signed a non-binding term sheet with two institutional lenders to provide approximately $643.0 million in secured debt financing to the Joint Venture, which if obtained, would be used by the Joint Venture to fund the balance of the purchase price for the Acquisition. The term sheet contemplates that the financing would carry an interest rate of 4.34% per annum and have a maturity of 10 years. The debt financing would be secured by a first mortgage lien on each self storage property held by the Joint Venture, except for the Distribution Properties. Although the Company expects the Joint Venture’s debt financing to be agreed as outlined in the term sheet, the term sheet does not represent a binding commitment, and there can be no assurance that the debt financing needed by the Joint Venture to complete the Acquisition will actually be arranged on the above terms or at all.
The Company intends to contribute the net proceeds of the Offering described in the Preliminary Prospectus to its operating partnership, which the Company expects will subsequently use a portion of the net proceeds to repay all of the borrowings outstanding under its $400.0 million revolving line of credit ("Revolver"). As of the date hereof, the Company had an outstanding balance under its Revolver of approximately $106.1 million and unused borrowing capacity of approximately $289.2 million after taking into account the $4.7 million in letters of credit that have been issued under the Revolver and which will remain outstanding. The Company expects to use the additional net proceeds from the Offering, together with amounts it expects to redraw from its Revolver to make capital contributions to the

Joint Venture. As of the date hereof, the NSA Member had already contributed $34.1 million to the Joint Venture to fund a portion of the $53.0 million non-refundable cash deposit that was made by the Joint Venture in connection with the Acquisition.
At the option of the JV Investor, in the event that the JV Investor has not arranged all of the co-investment capital that the JV Investor is currently targeting to fund the JV Investor's capital contributions to the Joint Venture, the JV Investor has the right to reduce its capital commitment to, and percentage ownership interest in, the Joint Venture from approximately $482.3 million, representing a 75% ownership interest, to a minimum of approximately $241.1 million, representing a 37.5% ownership interest, and to require the NSA Member to increase its capital commitment to, and percentage ownership in, the Joint Venture by the amount of the JV Investor’s reductions. If this were to occur, the NSA Member’s approximately $160.8 million capital commitment to, and 25% ownership interest in, the Joint Venture could be increased up to a maximum of $401.9 million, which would represent a 62.5% ownership interest in the Joint Venture. In such case, the NSA Member would anticipate funding its increased capital commitment to the Joint Venture through additional drawings under its Revolver, or through the proceeds of additional borrowings or other debt or equity capital raising activity. The Joint Venture could also seek to arrange additional borrowings by the Joint Venture which would reduce the capital commitments required to be made by the Joint Venture members to fund the Acquisition.
A subsidiary of the Company will act as the non-member manager of the Joint Venture (the “NSA Manager”). The NSA Manager will direct, manage and control the day-to-day operations and affairs of the Joint Venture. Certain decisions (collectively, “Major Decisions”) involving the business of the Joint Venture and its subsidiaries, including, among others, the approval of annual budgets, sales and acquisitions of properties, financings and certain actions relating to bankruptcy matters, require the approval of both the NSA Member and the JV Investor.
As part of the Joint Venture, NSA Manager is obligated to offer the Joint Venture the opportunity to purchase any self storage property it identifies within certain specified territories (the “Exclusive Territories”) in certain of the geographic regions in which the Portfolio is located. This obligation terminates upon the earlier to occur of (i) the JV Investor failing to make its required capital contributions after certain notice periods have expired, (ii) the NSA Member or any of its affiliates no longer having an interest in the Joint Venture and (iii) date on which the NSA Member and the JV Investor have contributed, or have allocated for contribution, $300.0 million in the aggregate, at each Member’s applicable ownership percentage, for acquisitions. For any potential acquisition within the Exclusive Territories that is not approved by the JV Investor, the NSA Manager or another subsidiary of the Company may, subject to certain limitations, proceed with such acquisition outside of the Joint Venture.
The Joint Venture will make distributions of net cash flow to the Members no less than monthly pro rata in proportion to each Member’s respective ownership interests in the Joint Venture. Distributions of capital proceeds by the Joint Venture are made pro rata in proportion to each Member’s respective ownership interests in the Joint Venture until the JV Investor has achieved certain performance benchmarks, after which the NSA Member will receive a promoted distribution. Promoted distributions are subject to a clawback if the JV Investor has not achieved a certain minimum performance return benchmark over the term of the Joint Venture.
The Joint Venture will pay certain customary fees to the NSA Manager and its affiliates for managing and operating the properties, including a monthly property management fee equal to 6% of monthly gross revenues and net sales revenues from the Joint Venture assets, a monthly platform fee equal to $1,250 per property, an acquisition fee equal to $4.0 million, of which one-fourth is earned each year over the first four years of the Joint Venture, with an additional fee determined on a sliding scale for future acquisitions, and a development management fee for any development projects acquired by the Joint Venture equal to 3% of construction costs (excluding “soft costs”). In addition, the Joint Venture will reimburse NSA Manager and its affiliates for costs associated with the integration and transfer of the properties in the Portfolio in an amount equal to $2.0 million. An affiliate of the NSA Manager will provide tenant warranty protection or tenant insurance to tenants at the Joint Venture properties in exchange for 50% of all proceeds from such tenant warranty protection or tenant insurance program at each Joint Venture property.
The Members have certain rights to trigger a “buy sell” procedure in the event of deadlocks with respect to certain Major Decisions (each, a “Deadlock”). A “buy sell” may also be triggered by the JV Investor upon certain events of defaults by the NSA Manager or certain of its affiliates under the JV Agreement and/or related management agreements. Additionally, a “buy sell” may also be triggered by the NSA Member in connection with a Change of Control (as defined below) with respect to the Company unless the transaction is pre-approved by the JV Investor. “Change of Control” means the occurrence of any of the following: (a) the NSA Member ceases to be a direct or indirect wholly-owned and controlled subsidiary of NSA OP, LP (“NSA OP”); (b) the sale of all or substantially all of the Company’s assets or a merger, reorganization, or share exchange involving the Company (other than any transaction (i) in which (A) the Company’s chief executive officer immediately prior to the transaction remains the chief executive officer of the surviving company upon closing of the transaction, and (B) the trustees of the Company in office immediately prior to the transaction represent a majority of the trustees or directors, as applicable, of the surviving company upon closing of the transaction, or (ii) which would result in the voting securities of the Company outstanding immediately prior thereto (including both common shares and all classes of units of limited partnership in NSA OP, assuming the exchange of such units for common shares at the exchange ratio in effect as of the date of the execution of the definitive agreement relating to such transaction with respect to each class or series of units of limited partnership in NSA OP) continuing to represent (either by remaining outstanding or by being converted into voting securities or limited partnership units of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction); or (c) a majority of the board of trustees of the Company consisting of individuals who were not (i) trustees of the Company as of the date of the JV Agreement, (ii) selected or nominated to become trustees by the board of trustees of the Company as constituted as of the date of the JV Agreement, or (iii) selected or nominated to become trustees by a board of trustees having as a majority those trustees described in clauses (i) or (ii) and/or trustees selected or nominated by such trustees.
The JV Investor will have an ability to remove the NSA Manager as non-member manager of the Joint Venture upon (i) the failure of the Joint Venture to meet certain budget hurdles in any two consecutive years and (ii) certain events of defaults, including a Change of Control unless the transaction is pre-approved by the JV Investor, which removal, in each case, would be subject to the right of NSA Member to trigger a “buy sell” procedure before any such removal is effected.
Each Member also has certain limited rights to unilaterally force the sale of all of the Joint Venture’s assets after a specified holding period, subject to a right of first offer in favor of the other Member. At any time after the earlier of (i) July 6, 2022 and (ii) the expiration of a two-year period after any Deadlock, the JV Investor has the right to unilaterally force the sale of the Joint Venture’s assets at a price specified by the JV Investor, subject to the NSA Member’s right of first offer to purchase the JV Investor’s interest in the Joint Venture at a price equal to the aggregate amount that the JV Investor would have received if the Joint Venture’s assets were sold at the specified price, subject to certain adjustments. At any time after July 6, 2025, the NSA Member has the right to unilaterally force the sale of the Joint Venture’s assets at a price specified by the NSA Member, subject to the JV Investor’s right of first offer to purchase the NSA Member’s interest in the Joint Venture at a price equal to the aggregate amount which the NSA Member would have received if the Joint Venture’s assets were sold at the specified price, subject to certain adjustments. In the event that either Member does not elect to exercise its right of first offer, the other Member may cause the Joint Venture to market for sale, and cause the sale of all of the Joint Venture’s assets at a price equal to a certain percentage of the price originally specified by such Member exercising its forced sale right. Under certain circumstances, the NSA Member has a right of first refusal with respect to a sale of the Joint Venture's assets at a price less than the price originally specified by the Member exercising its forced sale right. Additionally, at any time after July 6, 2022, each Member has the right to sell or otherwise transfer its interest in the Joint Venture to certain qualified transferees, subject to a right of first offer in favor of the non-transferring Member.
In accordance with generally accepted accounting principles, it is expected that if the NSA Member’s capital commitment to the Joint Venture remains at $160.8 million, which represents a 25% ownership interest in the Joint Venture, the Joint Venture will not be consolidated in the financial statements of the Company. If the NSA Member's capital commitment to, and ownership interest in, the Joint Venture increases, the Joint Venture may, under some circumstances, be required to be consolidated in the financial statements of the Company. The Company does not expect to finalize its consolidation analysis until the closing of the Acquisition.
Based on the Company’s underwriting, the Company believes the estimated aggregate purchase price of the 105 self storage properties to be acquired and retained by the Joint Venture (which excludes the Distribution Properties) represents an underwritten capitalization rate of approximately 5.6%.

The Company calculates the underwritten capitalization rate by dividing the anticipated cash net operating income that the Joint Venture expects to derive from the 105 self storage properties under contract to be acquired and retained by the Joint Venture for the twelve months immediately following the expected acquisition date (based upon information provided to the Joint Venture by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price plus anticipated capital expenditures for the twelve months immediately following the expected acquisition date. The Company calculates the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense and depreciation and amortization, and supervisory and administrative fees) at each property from the anticipated cash income from the property.
The Company cautions you not to place undue reliance on the Company’s underwritten capitalization rate for the 105 self storage properties under contract to be acquired and retained by the Joint Venture because it is based on information provided to the Joint Venture by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the Joint Venture’s expected acquisition date and it is calculated on a non-GAAP basis. The Joint Venture’s experience operating these properties may change the Company’s expectations with respect to such underwritten capitalization rate. In addition, the actual capitalization rate may differ from the underwritten capitalization rate described above based on numerous factors, including the Joint Venture’s difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, results of its final purchase price allocation and property tax reassessments, as well as the risk factors set forth in the Preliminary Prospectus and documents incorporated by reference therein. The Company can provide no assurance that the actual capitalization rate for these properties will be consistent with the underwritten capitalization rate set forth above.
Other Self Storage Property Acquisitions
From April 1, 2018 through July 9, 2018, the Company acquired 12 self storage properties from third-party sellers and an expansion project related to an existing self storage property from a PRO, located in six states, comprising approximately 0.5 million rentable square feet, configured in approximately 4,500 storage units for approximately $62.9 million. Consideration for these acquisitions included approximately $62.5 million of cash and the assumption of approximately $0.4 million of other working capital liabilities.
Based on the Company’s underwriting, the Company believes that the aggregate purchase price of the 12 properties acquired between April 1, 2018 and July 9, 2018, represents a weighted average underwritten capitalization rate of approximately 6.2%.
From April 1, 2018 through July 9, 2018, the Company sold one self storage property comprising less than 0.1 million rentable square feet, configured in approximately 1,200 storage units for approximately $3.3 million.
The Company has also entered into contracts to acquire three self storage properties located in two states from third-party sellers, comprising approximately 0.1 million rentable square feet, configured in approximately 600 storage units for aggregate cash consideration of approximately $7.0 million. We expect that one of these self storage property acquisition contracts will ultimately be assigned to the Company's existing unconsolidated real estate venture that was formed in 2016. Although the Company currently expects to complete these acquisitions during the third quarter of 2018, these acquisitions are subject to customary closing conditions, and there is no assurance that these properties will be acquired or will be acquired at the time or pursuant to the terms currently contemplated.
Based on the Company’s underwriting, the Company believes the estimated aggregate purchase price of the three properties under contract to be acquired represents a weighted average underwritten capitalization rate of approximately 7.4%.
The Company calculates weighted average underwritten capitalization rates by dividing the anticipated cash net operating income that the Company expects to derive from the self storage properties acquired or under contract for the twelve months immediately following the acquisition or expected acquisition date, as applicable (based upon information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition or expected acquisition date. The Company calculates the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense and depreciation and amortization, and supervisory and administrative fees) at each property from the anticipated cash income from the property.
The Company has weighted the underwritten capitalization rates based on purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition or expected acquisition date.
The Company cautions you not to place undue reliance on the Company’s weighted average underwritten capitalization rates for the self storage properties acquired since April 1, 2018 or under contract because they are based on information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the Company’s acquisition or expected acquisition date, as applicable, and they are calculated on a non-GAAP basis. The Company’s experience operating these properties may change the Company’s expectations with respect to its weighted average underwritten capitalization rates. In addition, the actual weighted average capitalization rates may differ from the underwritten weighted average capitalization rates described above based on numerous factors, including the Company’s difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, results of its final purchase price allocation and property tax reassessments, as well as the risk factors set forth in the Preliminary Prospectus and documents incorporated by reference therein. The Company can provide no assurance that the actual capitalization rates for these properties will be consistent with the weighted average underwritten capitalization rates set forth above.
The Company also continues to actively track and evaluate a robust pipeline of self storage properties, which it may pursue for future acquisition.
Preliminary Estimates for the Quarter Ended June 30, 2018
Based on the Company's preliminary estimates for the quarter ended June 30, 2018, management expects to report total revenue between $79.5 million and $80.5 million, net operating income ("NOI") between $52.0 and $53.0 million, funds from operations ("FFO") per share between $0.33 and $0.34 and core FFO ("Core FFO") per share between $0.33 and $0.34. NOI, FFO and Core FFO are non-GAAP financial measures and are defined in this Report below under "---Non-GAAP Financial Measures". Preliminary estimates of net income and earnings per share for the quarter ended June 30, 2018 are not available at this time due to the lack of availability of certain financial information, such as preliminary estimates of certain non-cash charges, that are necessary to provide preliminary estimates of net income and earnings per share. Accordingly, quantitative reconciliations of the Company's preliminary estimates of NOI to net income and FFO per share and Core FFO per share to earnings per share, respectively, are not available without unreasonable efforts. The Company is therefore unable to address the probable significance of the unavailable information.
In addition, the Company estimates that its weighted average period-end occupancy for its 479 wholly-owned properties was approximately 90% as of June 30, 2018. Based on information provided to the Joint Venture by the sellers of the Portfolio in the diligence process, the sellers estimate that the weighted average period-end occupancy for the 112 properties in the Joint Venture was approximately 92% as of June 30, 2018.
These expectations and preliminary estimates regarding the Company and its portfolio as of June 30, 2018 are subject to change upon completion of the Company's financial statements for the quarter ended June 30, 2018, including all disclosures required by U.S. generally accepted accounting principles (“GAAP”), and any such change could be material. There can be no assurance that the range of the Company's preliminary estimates of total revenue, NOI, FFO per share and Core FFO per share for the quarter ended June 30, 2018 are indicative of what its results are likely to be for the quarter ended June 30, 2018 or in future periods as a result of the completion of the Company's financial closing procedures, final adjustments and other developments arising between now and the time that the Company's financial results for the quarter ended and as of June 30, 2018 are finalized. The preliminary estimated financial data included in this Report has been prepared by, and is the responsibility of, the Company's management. Further, there can be no assurance that the estimates provided by the sellers of the Portfolio are accurate but are based upon management's reasonable expectations and beliefs made during its due diligence process. The Company does not expect to publish the actual occupancy of the Portfolio at June 30, 2018 with its actual results for the quarter ended June 30, 2018, or otherwise.

The Company's consolidated financial statements and related notes as of and for the quarter ended June 30, 2018 are not expected to be filed with the SEC until after the Offering is completed. The Company's actual results may differ materially from the preliminary estimates for the quarter ended June 30, 2018 set forth herein. Accordingly, investors should not place undue reliance on these preliminary estimates. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the quarter ended June 30, 2018 are not necessarily indicative of the results to be achieved in any future period.
Non-GAAP Financial Measures
NOI
The Company defines NOI as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
The Company believes NOI is useful to investors in evaluating the Company's operating performance because:

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NOI is one of the primary measures used by the Company's management and PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the its property operating expenses;

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NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of the Company's capital structure; and

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The Company believes NOI helps its investors to meaningfully compare the results of the Company's operating performance from period to period by removing the impact of Company's capital structure (primarily interest expense on its outstanding indebtedness) and depreciation of the cost basis of the Company's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). The Company compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
For the Company's most recent reconciliation of net income (loss) to NOI for the three months ended March 31, 2018 and 2017, see the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC.
FFO and Core FFO
Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of NAREIT, which the Company refers to as the White Paper, as amended, defines FFO as net income (loss) (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because it believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent the Company's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders and LTIP unitholders, the Company excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. The Company defines Core FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of the Company's properties. Given the nature of the Company's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. The Company believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of the Company's ability to make cash distributions. The Company believes that to further understand its performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's condensed consolidated financial statements.
For the Company's most recent reconciliation of net income (loss) to FFO and Core FFO for the three months ended March 31, 2018 and 2017, see the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC.
Term Loan Facility Increase
On June 5, 2018, pursuant to a partial exercise by the Company’s operating partnership of its expansion option under its credit agreement dated as of June 30, 2016 (the “Term Loan Facility”), by and among the Company, its operating partnership, as borrower, and certain of its subsidiaries that are party to the Term Loan Facility, as subsidiary guarantors, Capital One, National Association, as administrative agent, and the other lenders party thereto, the Company entered into an increase agreement with the lenders (the “Lenders”) to increase the total borrowing capacity under the Term Loan Facility by $75.0 million for a total credit facility of $175.0 million. The Company also increased its remaining expansion option by $200.0 million, for a total expansion option of $225.0 million. If the Company exercises its remaining expansion option in full, the total expansion option would provide for a total borrowing capacity under the Term Loan Facility of $400.0 million (subject to receiving lender commitments).
FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements in this report that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When the Company uses the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, the Company intends to identify forward-looking statements.
The forward-looking statements contained in this report reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Statements regarding the following subjects, among others, may be forward-looking:

•	the use of the net proceeds of the Offering described in the Preliminary Prospectus;

•	market trends in the Company’s industry, interest rates, the debt and lending markets or the general economy;

•	the Company’s business and investment strategy;

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the acquisition of properties, including those under contract to be acquired by the Joint Venture described under “Joint Venture Agreement” above, the ability of the Company’s and the Joint Venture's acquisitions to achieve underwritten capitalization rates and the Company's ability to execute on its acquisition pipeline;

•	timing of the closing of the Acquisition by the Joint Venture and the timing of other acquisitions under contract described in this Report;

•	the timing and ability of the Joint Venture to secure the debt financing required by the Joint Venture to complete the Acquisition on the terms outlined under “Joint Venture Agreement” or at all;

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changes in the size of the NSA Member’s capital contribution to, and the Company’s percentage ownernship interest in, the Joint Venture, the Company’s expectations with respect to funding such additional capital contributions and the impact of such changes on the Company’s financial reporting analysis;

•	the Company’s relationships with, and its ability and timing to attract additional, PROs;

•	the Company’s ability to effectively align the interests of its PROs with the Company and its shareholders;

•	the integration of the Company’s PROs and their managed portfolios into the Company, including into its financial and operational reporting infrastructure and internal control framework;

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the Company’s operating performance and projected operating results, including its ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

•	the Company’s ability to access additional off-market acquisitions;

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actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities;

•	economic trends and economic recoveries;

•	the Company’s ability to obtain and maintain financing arrangements on favorable terms;

•	general volatility of the securities markets in which the Company participates;

•	changes in the value of the Company’s assets;

•	projected capital expenditures;

•	the impact of technology on the Company’s products, operations, and business;

•	the implementation of the Company’s technology and best practices programs (including its ability to effectively implement its integrated Internet marketing strategy);

•	changes in interest rates and the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	the Company’s ability to continue to qualify, and maintain its qualification, as a REIT for U.S. federal income tax purposes;

•	availability of qualified personnel;

•
the timing of conversions of Class B common units of limited partner interest ("subordinated performance units") in the Company’s operating partnership and subsidiaries of the Company’s operating partnership into Class A common units of limited partner interest ("OP units") in the operating partnership, the conversion ratio in effect at such time, and the impact of such convertibility on its diluted earnings (loss) per share;

•
the risks of investing through joint ventures, including the Joint Venture described under “Joint Venture Agreement” above, including whether the anticipated benefits from a joint venture are realized or may take longer to realize than expected;

•	estimates relating to the Company’s ability to make distributions to its shareholders in the future; and

•	the Company’s understanding of its competition.
The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the sections entitled “Business,” “Risk Factors,” “Properties,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” described in the Company’s Preliminary Prospectus, Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018 (the “Annual Report”) and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2018, and the other documents the Company files from time to time with the Securities and Exchange Commission. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the Company’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Financial Officer

Date: July 10, 2018